                                                                    Exhibit (23)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements (File Numbers 2-64668, 2-40183, 2-80336, 33-57189 and 333-39938) of Stepan Company on
Form S-8 of our report dated November 11, 2002, (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 2), appearing in the Annual Report on Form 10-K/A of Stepan Company for the years ended December 31, 2001, 2000 and 1999.

DELOITTE & TOUCHE LLP
Chicago, Illinois
November 22, 2002